                                                                    EXHIBIT 21.1

              LIST OF SUBSIDIARIES OF GENERAL MARITIME CORPORATION

                                                   JURISDICTION OF
NAME OF SUBSIDIARY                           INCORPORATION/ORGANIZATION
Ajax Limited Partnership                     Cayman Islands
Ajax II, L.P.                                Cayman Islands
Alta Ltd.                                    Cayman Islands
Boss, L.P.                                   Cayman Islands
Boss Ltd.                                    Cayman Islands
General Maritime I, L.P.                     Cayman Islands
General Maritime II, L.P.                    Cayman Islands
General Maritime Management Ltd.             Marshall Islands
Genmar Agamemnon Ltd.                        Cayman Islands
Genmar Ajax Corporation                      Marshall Islands
Genmar Ajax Ltd.                             Cayman Islands
Genmar Ajax II Corporation                   Marshall Islands
Genmar Alexandra Ltd.                        Cayman Islands
Genmar Boss Corporation                      Marshall Islands
Genmar Challenger Ltd.                       Liberia
Genmar Champion Ltd.                         Liberia
Genmar Constantine Ltd.                      Cayman Islands
Genmar Endurance Ltd.                        Liberia
Genmar Gabriel Ltd.                          Cayman Islands
Genmar Harriet Corporation                   Marshall Islands
Genmar Hector Ltd.                           Cayman Islands
Genmar Kentucky Ltd.                         Malta
Genmar Leonidas Ltd.                         Marshall Islands
Genmar Macedon Ltd.                          Cayman Islands
Genmar Malta Ltd.                            Marshall Islands
Genmar Maritime I Corporation                Marshall Islands
Genmar Maritime II Corporation               Marshall Islands
Genmar Minotaur Ltd.                         Cayman Islands
Genmar Nestor Ltd.                           Marshall Islands
Genmar Pacific Corporation                   Marshall Islands
Genmar Pericles Ltd.                         Cayman Islands
Genmar Spartiate Ltd.                        Cayman Islands
Genmar Spirit Ltd.                           Liberia
Genmar Star Ltd.                             Liberia
Genmar Trader (Liberia) Ltd.                 Liberia
Genmar Trader Ltd.                           Malta
Genmar Trust Ltd.                            Liberia
Genmar West Virginia Ltd.                    Malta
Genmar Zoe Ltd.                              Cayman Islands
GMC Administration Ltd.                      Cayman Islands
Harriet Ltd.                                 Cayman Islands
Harriet, L.P.                                Cayman Islands
Nord Ltd.                                    Cayman Islands
Pacific Tankship, L.P.                       Cayman Islands
Pacific Tankship Ltd.                        Cayman Islands
Prince Ltd.                                  Marshall Islands
Stavanger Sun Ltd                            Cayman Islands
United Overseas Tankers, Ltd.                Liberia